I N V E S T O R P R E S E N T A T I O N S E P T E M B E R 2 0 2 4 EXHIBIT 99.2

2 FORWARD-LOOKING STATEMENTS Certain statements contained in this presentation, including statements relating to American Healthcare REIT, Inc.’s (the ”Company,” “its,” “we,” “our,” “us,” or “AHR”) expectations regarding its portfolio growth, interest expense savings, balance sheet, net income (loss) per share, FFO per share, NFFO per share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth, occupancy, NOI growth, revenue growth, and margin expansion may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”). Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this presentation. NON-GAAP MEASURES The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this presentation. See below for further information regarding the Company's non-GAAP financial measures. EBITDA and Adjusted EBITDA Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided from operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies. DISCLAIMERS 2

3 Funds from Operations (FFO) and Normalized Funds from Operations (NFFO) We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss). However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful. Net Operating Income (NOI) We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance. DEFINED TERMS Certain defined terms used herein are defined in the Appendix. FINANCIAL RESULTS AND OTHER INFORMATION Unless otherwise indicated herein, the financial results and other information included in this presentation are based on the financial results and information disclosed on August 5, 2024 in the Company’s Second Quarter 2024 earnings release, Second Quarter 2024 supplemental information package or subsequent earnings conference call held on August 6, 2024, which can be found in the Investor Relations section of the Company’s website at www.americanhealthcarereit.com. DISCLAIMERS (CONT’D) 3

MANAGEMENT PARTICIPANTS Brian Peay CFO Gabe Willhite COO Stefan Oh CIO Alan Peterson VP, Investor Relations & Finance 4

RECENT HIGHLIGHTS

$0 $10 $20 $30 $40 $50 $60 $70 ISHC Outpatient Medical SHOP Triple-Net Leased Total Same- Store M ill io ns Q2 2023 Q2 2024 +24.1% 88.5% 1.29x+49.1% +15.7% SAME-STORE Q2 2024 REVENUE GROWTH SAME-STORE Q2 2024 NOI GROWTH SS ISHC / Trilogy NOI GROWTH(1) SS OUTPATIENT MEDICAL OCCUPANCY(2) SS SHOP NOI GROWTH(1) TRIPLE-NET LEASED EBITDAR COVERAGE(3) SS TOTAL PORTFOLIO NOI GROWTH(1) RECENT HIGHLIGHTS | Q2 2024 PORTFOLIO PERFORMANCE 7.3% GROWTH 61. Represents Same-Store (“SS”) NOI growth for the three months ended June 30, 2024 compared to the same period in 2023. 2. Represents Same-Store Occupancy for Outpatient Medical as of June 30, 2024. 3. Represents trailing twelve-month coverage as of March 31, 2024. Percentages are based of Pro-Rata Cash NOI for the three months ended June 30, 2024. $0 $50 $100 $150 $200 $250 $300 ISHC Outpatient Medical SHOP Triple-Net Leased Total Same- Store M ill io ns Q2 2023 Q2 2024 15.7% GROWTH

SAME-STORE OCCUPANCY UPDATE BY PROPERTY SEGMENT (1) (2) Reported sector-leading NOI growth, highlighted by results from the Company’s managed segments, comprised of Integrated Senior Health Campuses and SHOP. Increased Full Year 2024 Same-Store NOI growth guidance for the Company’s total portfolio and updated segment-level guidance to the following ranges: Total Portfolio: 12.0% - 14.0% Integrated Senior Health Campuses: 18.0% - 20.0% SHOP: 45.0% - 50.0% Outpatient Medical: (0.5)% - 0.0% Triple-Net Leased Properties: 1.0% - 3.0% Reported a 0.5x improvement in the Company’s Net-Debt-to-Annualized Adjusted EBITDA from 6.4x as of March 31, 2024 to 5.9x as of June 30, 2024. Q2 2024 EARNINGS HIGHLIGHTS 1. Spot occupancy disclosed as of August 30, 2024 2. For ISHC and SHOP, percentage represents average occupancy for the three months ended June 30, 2024 and 2023. For Outpatient Medical, percentage represents spot occupancy as of quarter end. RECENT HIGHLIGHTS (CONT’D) 7 85.5% 86.4% 87.3% Q2 2023 Q2 2024 August 30, 2024 Integrated Senior Health Campuses 79.9% 86.8% 88.3% Q2 2023 Q2 2024 August 30, 2024 SHOP 89.8% 88.5% 88.0% Q2 2023 Q2 2024 August 30, 2024 Outpatient Medical

8 WASHINGTON PORTFOLIO ACQUISITION Portfolio acquired on September 3, 2024, through deed-in-lieu/loan assumption of $36.2M / $149,500 per unit 242 units on 4 properties Existing debt carries 4.54% interest rate and January 2028 maturity Cogir Senior Living and Compass Senior Living installed as new operators in RIDEA structure with a management contract to align AHR interests Underwritten at a high single-digit going-in NOI yield and expected to stabilize with a low double-digit NOI yield within the next 12 months. PORTFOLIO / TRANSACTION DETAILS FUTURE GROWTH OPPORTUNITIES CAPTIVE DEVELOPMENT PIPELINE Active development pipeline to build additional wings on existing ISHC/Trilogy facilities using unique modular design and further build new state-of- the-art facilities to expand TRILOGY BUYOUT Option contract to buy out the remaining minority share of Trilogy at an attractive value through the end of September 2025 GROW WITH EXISTING OPERATORS Continue to execute on acquisition opportunities with existing SHOP operators in their existing markets OPPORTUNISTIC SENIOR HOUSING Potential increase in distressed sellers in senior housing due to tight debt markets. We have executed on select distressed acquisitions and we believe we will be positioned to evaluate more opportunities

AHR OVERVIEW

Diversified High-Quality Asset Base Diversified healthcare-focused REIT with attractive mix of tenants and operators, considerable portfolio size, scale, and national footprint Senior Housing Focus with Over Half of Portfolio in Operating Portfolio/RIDEA Positioned well for multiyear senior housing growth opportunity from strong sector fundamentals Unique Integrated Campus Model with High-Quality Operator – Trilogy Unique opportunity to invest in integrated senior health campuses through Trilogy Attractive Organic Growth Profile Favorable senior housing demographic and macro tailwinds, fortified by operational experience of AHR and its operators and attractive supply / demand dynamics Multiple Avenues for Accretive External Growth Proven track record of strategic capital allocation, portfolio expansion, with embedded development pipeline AHR KEY DIFFERENTIATORS 10

EXPERIENCED MANAGEMENT TEAM COMMITTED TO EXCELLENCE Commitment to High- Quality Care Standards • Focused on high quality outcomes for care received in the Company’s properties • Partner with mission-driven regional operators • Outcomes evidenced by best-in- class CMS Star ratings Healthcare Real Estate Experts • Recognized as the sixth largest seniors housing owner by units per American Seniors Housing Association(1) • Hands-on asset management led by individuals with prior REIT or operational experience • Local operator focus known as market experts results in strong performance • Collaboration across operators sharing best practices at annual AHR Operator Summit Experienced Capital Allocators • Management team has collectively acquired over $9.8 billion of Healthcare investments over the past 17 years(2) • Transactions knowledge ranges from senior housing (managed & leased), outpatient medical, skilled nursing, development (expansions & ground-up), and debt investments supporting diversified portfolio strategy • Focus on acquisition pricing, execution, and structuring for strong performance and proper alignment • Executive team has an average of 28 years of experience • Prior public-REIT experience • Experience navigating market cycles within the healthcare and other real estate sectors • A deep bench of leaders with accounting, finance, legal, and operations backgrounds 11 Proven Track Record & Leadership 1. Per American Seniors Housing Association 2023 ASHA 50 rankings published September 5, 2023. 2. Senior management previously served as the healthcare real estate investment management team for American Healthcare Investors, LLC and Grubb & Ellis Company. This overview includes equity raised from 2006 when certain members of the senior management at AHR came together at Grubb & Ellis Company. 11

Integrated Senior Health Campuses (ISHC), 48.6% Outpatient Medical (OM), 25.2% Senior Housing Operating Properties (SHOP), 12.1% Triple-Net Leased Properties, 11.6% Debt Security Investment, 2.5% 12 PORTFOLIO COMPOSITION (as of 6/30/2024) Q2 2024 PRO-RATA CASH NOI % BY SEGMENT Powerful secular trend of increasing healthcare utilization that is expected to benefit all healthcare real estate asset classes. Capital allocation flexibility to seek most attractive risk-adjusted returns across healthcare real estate sectors dynamically. Diversification of payor mix from various tenant/operators in differing healthcare real estate sectors increases reliability of cash flows. DIVERSIFICATION BENEFITS 12

2.9% Same-Store NOI Growth 1.29x EBITDAR Coverage 13 126 Campuses 86.4% Same-Store Occupancy (1) 24.1% Same-Store NOI Growth 76.6% Quality Mix as % of Revenue 63% 4- or 5- Star Overall CMS Rating 83 Properties 88.5% Same-Store Occupancy (2) 4.4 million Consolidated GLA (sq ft) ~76% On-Campus, Adjacent or Affiliated ~90% Multi-tenant 64 Properties 86.8% Same-Store Occupancy (1) 49.1% Same-Store NOI Growth $4,934 Total Portfolio RevPOR 7 Regional Operators 28 Properties 91.7% Avg. Operator Occupancy (3) 1.65x EBITDARM Coverage PORTFOLIO KEY STATS (as of 6/30/2024) INTEGRATED SENIOR HEALTH CAMPUSES OUTPATIENT MEDICAL SENIOR HOUSING OPERATING PROPERTIES TRIPLE-NET LEASED PROPERTIES 13 1. Same-Store Occupancy for ISHC and SHOP segments shown as average occupancy for the three months ended June 30, 2024. 2. Same-Store Occupancy for Outpatient Medical shown as ending occupancy as of June 30, 2024. 3. Facilities are 100% triple-net leased, operators’ occupancies are one quarter in arrears and hospitals are excluded.

SENIOR HOUSING & CARE TRENDS

-20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Inventory Growth Absorption 36% 14% 24% 20% 45% 28% 32% 27% 28% 24% 50% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% California District of Columbia Illinois New York Texas Indiana Kentucky Louisiana Michigan Ohio Oregon 5 7 9 11 13 15 17 19 21 2022 2030 80-84 Year Old Population 85+ Population FUNDAMENTALS ARE FAVORABLE AS DEMAND INCREASES AND ABSORPTION REMAINS ELEVATED 80+ POPULATION GROWTH PROJECTIONS FROM 2020 TO 2030 BY STATE IS COMPELLING BROADLY ACROSS KEY AHR STATES(2) ABSORPTION REMAINS HISTORICALLY HIGH WHILE NEW SUPPLY REMAINS HISTORICALLY LOW(3) OVER 80 POPULATION IS GROWING(1) (in millions) 2032 5.6 MILLION INCREASE 2032 1. Source: U.S. Census Bureau 2023 Population Projections. 2. Source: University of Virginia Weldon Cooper Center for Public Service Population Projections. 3. Source: NIC MAP Data as of Q2 2024. 18.8M 13.2M SENIOR HOUSING DEMAND GROWING Senior Housing Supply-Demand; Primary Markets Top AHR States 15

100 105 110 115 120 125 130 135 140 Ja n- 20 A pr -2 0 Ju l- 20 O ct -2 0 Ja n- 21 A pr -2 1 Ju l- 21 O ct -2 1 Ja n- 22 A pr -2 2 Ju l- 22 O ct -2 2 Ja n- 23 A pr -2 3 Ju l- 23 O ct -2 3 Ja n- 24 A pr -2 4 In de xe d to 10 0 at J an ua ry 2 02 0 Construction Index (2) 16 MULTI-YEAR TAILWIND FROM LIMITED NEW SUPPLY SIGNIFICANT BARRIERS TO NEW CONSTRUCTION RAMP INVENTORY GROWTH AT HISTORICALLY LOW LEVELS WITH STARTS DOWN DRAMATICALLY Construction costs have increased by over 37% since 2020 Financing costs have increased dramatically over the same period putting pressure on development returns Construction financing remains challenging as lending criteria has tightened significantly Market is abundant with transactions below replacement cost attracting investor attention Developer capital is tied up in earlier vintage developments as many are waiting for improved transaction market before recycling capital into new projects Senior living inventory growth across product types is at historically low levels with assisted living inventory growth at the lowest level since at least 2010(1) Construction starts provides valuable insight into future supply as typical construction timeline is 24-36 months Nearly 80% reduction in assisted living construction starts 1. Source: NIC MAP Data as of Q2 2024. 2. Source: U.S. Bureau of Labor Statistics, Producer Price Index by Commodity: Construction (Partial): New Nonresidential Building Construction, retrieved from FRED, Federal Reserve Bank of St. Louis; August 6, 2024. +37% INCREASE 0% 1% 2% 3% 4% 5% 6% 7% Q1 2 00 7 Q4 2 00 7 Q3 2 00 8 Q2 2 00 9 Q1 2 01 0 Q4 2 01 0 Q3 2 01 1 Q2 2 01 2 Q1 2 01 3 Q4 2 01 3 Q3 2 01 4 Q2 2 01 5 Q1 2 01 6 Q4 2 01 6 Q3 2 01 7 Q2 2 01 8 Q1 2 01 9 Q4 2 01 9 Q3 2 02 0 Q2 2 02 1 Q1 2 02 2 Q4 2 02 2 Q3 2 02 3 Q2 2 02 4 Construction Starts as % of Inventory (1) (Rolling 4-Quarter) Majority IL Majority AL Majority NC

OPERATING PORTFOLIO I S H C / T R I L O G Y A N D S H O P

18 SENIOR HOUSING RIDEA FOCUS THROUGH OPERATING PORTFOLIO OPERATING PORTFOLIO STRATEGY (as of 6/30/2024) 60.7% SHOPISHC / Trilogy Pro-Rata Cash NOI as % of Total Portfolio REGIONAL PRESENCE TRACK RECORD OF SUCCESS COMMITMENT TO EXCELLENCE PROPER ALIGNMENT OF GOALS AND INCENTIVES SHARING BEST PRACTICES SUSTAINED SUCCESS DEPENDS ON HIGH- QUALITY OF CARE REGIONAL FOCUS ALLOWS FOR GREATER OPERATOR CONTROL OF CULTURE, QUALITY AND PERFORMANCE WE FAVOR LONG-TERM OPERATOR PARTNERSHIPS WITH PROVEN CARE PROVIDERS MAKING SURE OWNER AND OPERATORS HAVE PROPER BOTTOM LINE ALIGNMENT THROUGH THOUGHTFUL AND DYNAMIC PLANS FACILITATING SHARING OF OPERATOR BEST PRACTICES THROUGH THE AHR PLATFORM TO IMPROVE PERFORMANCE NATIONALLY KEY OPERATOR ATTRIBUTES 18

1997
YEAR FOUNDED
4
STATES
126
CAMPUSES
9.7
AVERAGE CAMPUS AGE
12,991
TOTAL BEDS/UNITS
86.0%
TOTAL OCCUPANCY
7,431
SKILLED NURSING BEDS
5,560
SENIOR HOUSING UNITS
American Healthcare REIT

INTEGRATED SENIOR HEALTH CAMPUSES / TRILOGY | OVERVIEW

(as of 6/30/2024)

KEY HIGHLIGHTS

- **ABILITY TO AGE-IN-PLACE WITH FULL CONTINUUM OF CARE**
  - Unique mix of senior housing (AL/IL/MC) units (~43%) and skilled nursing beds (~57%) on same campus
- **PURPOSE-BUILT FACILITIES**
  - Average age of campuses/facilities of 9.7 years
- **EFFICIENCIES FROM SIZE AND GEOGRAPHIC CONCENTRATION**
- **HIGH-QUALITY OPERATOR**
  - Long-tenured management team
  - Strong track record of high performance
  - Aligned operator incentives
- **RIDEA STRUCTURE**
  - Opportunity for upside through increasing demand for senior housing
- **ACCRETIVE EXTERNAL GROWTH OPPORTUNITIES**
  - Trilogy Purchase Option
  - New Campus and Expansion Pipeline

19

Defining Integrated Senior Health Campus SHOP Operators’ Focus SNF Operators’ Focus TRILOGY’S FOCUS (+limited IL) CCRC Operators’ Primary Focus (+limited AL/SNF) Assisted Living Units Skilled Nursing Units • One facility that brings together various levels of senior care (IL/AL/MC/SNF) • Allows for better care of residents by allowing them to access multiple levels of care within one campus • Unlike a CCRC which is typically focused on independent living, ISHCs focus on residents that need care—assisted living and skilled nursing • No entrance fees typical of CCRCs • Allows for significant operational efficiencies through shared real estate and shared operational staff • All managed by leading operator, Trilogy Management Services MORE NEED-DRIVEN DEMAND/HIGHER ACUITY MEMORY CARE SKILLED NURSING THE TRILOGY CONCEPT – A UNIQUE DESIGN FOR SENIOR CARE 20 ASSISTED LIVING INDEPENDENT LIVING

building a lasting business THE TRILOGY MOAT REGIONAL SCALE PHYSICAL PLANT Newer, purpose- built facilities with prototype refined for operational efficiency over decades. Modular design allows for expansion to meet demand. OPERATOR OF CHOICE Proven track record of high - quality care, sustained over a long period makes Trilogy the operator of choice for residents and health systems. HIGH PRIVATE PAY MIX BUILT-IN REFERRAL SOURCES Ability to control culture, leverage resources—like the Trilogy Flex Force/internal travel nurses—and better understanding of markets. Lowers reliance on government reimbursement programs. Integrated campus provides opportunity for referrals between different care settings. TRILOGY KEYS TO COMPETITIVE ADVANTAGE TRILOGY COMPETITORS 21

ISHC/Trilogy – A Model of Structuring for Success

ALIGNMENT THAT WORKS

- Management contract with lower revenue-based fees
- Exclusive rights to investment opportunities
- Governance by AHR
- Long-term incentive plan tied to earnings creates alignment that works

RESULTS

- Operator management team focused on long-term financial success
- Robust occupancy recovery
- Increased focus on expense control and staffing
- **ZERO** use of agency nursing across entire Trilogy portfolio
- Substantial NOI growth

TRILOGY INVESTORS ORG CHART



NorthStar Healthcare Income, Inc. (NorthStar)
American Healthcare REIT
24%[1]
76%[1]
Managing Member
Trilogy Management[2]
100%
Trilogy REIT Holdings, LLC
Joint Venture
100%[1]
Trilogy Management Services, LLC (Trilogy Manager)
Trilogy Investors, LLC (Trilogy)
Operating Company d/b/a Trilogy Health Services
Management Agreement
Subsidiaries owning real property and operations
TRILOGY HEALTH SERVICES, LLC

1. Ownership as of June 30, 2024 and is indirectly through one or more wholly-owned subsidiaries.
2. Includes certain executives and employees of the Trilogy Manager.

22

64
PROPERTIES
15
STATES
26.9
AVERAGE PROPERTY AGE
7
MISSION-DRIVEN REGIONAL OPERATORS
5,171
TOTAL BEDS/UNITS
84.0%
TOTAL OCCUPANCY
4,096
ASSISTED LIVING & MEMORY CARE UNITS
86.8%
SAME-STORE OCCUPANCY
American Healthcare REIT

SENIOR HOUSING OPERATING PROPERTIES (SHOP) | OVERVIEW

(as of 6/30/2024)

KEY HIGHLIGHTS

- **LARGER FOCUS ON NEEDS-BASED CARE VERSUS MORE DISCRETIONARY SENIOR HOUSING**
  - ~79% of total SHOP exposure in Assisted Living and Memory Care Units
- **HANDS-ON ASSET MANAGEMENT**
  - Asset management personnel that aligns themselves with operating partners to achieve superior operating results
- **HIGH-QUALITY REGIONAL OPERATORS**
  - Market experts in the communities served
  - Regional scale resulting in operational efficiencies
- **RIDEA STRUCTURE**
  - Opportunity for upside through increasing demand for senior housing
- **ACCRETIVE EXTERNAL GROWTH OPPORTUNITIES**
  - Sponsors hitting maturity walls
  - Operational upside for undermanaged facilities

23

TRILOGY MANAGEMENT SERVICES 128 Properties / Campuses 13,174 Beds / Units Headquarters in Louisville, KY REGIONAL FOCUS AND OPERATOR AFFILIATIONS (as of 6/30/2024) Strong Partnerships with High-Quality Regional Operators Improved Market Understanding Driving Further Efficiencies Strong Performance and Expanded Growth SENIOR SOLUTIONS MANAGEMENT GROUP 19 Properties 1,596 Beds / Units Headquarters in Atlanta, GA PRIORITY LIFE CARE 12 Properties 988 Beds / Units Headquarters in Fort Wayne, IN COMPASS SENIOR LIVING 14 Properties 856 Beds / Units Headquarters in Eugene, OR COGIR SENIOR LIVING 10 Properties 675 Beds / Units Headquarters in Scottsdale, AZ HERITAGE SENIOR LIVING 5 Properties 653 Beds / Units Headquarters in Blue Bell, PA HERITAGE COMMUNITIES 2 Properties 220 Beds / Units Headquarters in Omaha, NE 24

WITH FAVORABLE AND CONTINUED OPERATING MOMENTUM IN THE SENIOR HOUSING SECTOR WE ARE POSITIONED TO CAPITALIZE ON SEVERAL POTENTIAL ORGANIC GROWTH OPPORTUNITIES Favorable Fundamentals Demographic tailwinds driving continued demand potential for healthcare especially the Company’s senior housing facilities and Integrated Senior Health Campuses at the same time new supply is slowing for senior housing and supply is declining for skilled nursing Multiple Avenues for Revenue Expansion in Senior Housing Opportunity to capture potential revenue growth through occupancy increases, inflation-driven rate adjustments on in- place leases in operating portfolio, and increasing street rates at highly occupied facilities Labor Costs Improving and Inflation Subsiding Optimized and Efficient Staffing Model Softening of labor shortages and wage inflation continue to improve earnings profile of healthcare operators Favorable Structure of Investments (RIDEA) Integrated Senior Health Campuses – Trilogy does not utilize agency nursing labor and has developed a “Flex Force” to seek to ensure adequate staffing while avoiding high agency labor costs Over half of the Company’s portfolio is structured utilizing RIDEA investments which enables us to participate directly in the upside of any operating performance improvement OPERATING PORTFOLIO POSITIONED FOR MEANINGFUL ORGANIC GROWTH 25

24.1% 49.1% 28.3% 18.2% 0% 10% 20% 30% 40% 50% 60% AHR Trilogy AHR SHOP AHR RIDEA Healthcare REIT Peers 7.8% 11.8% 8.5% 7.8% 0% 2% 4% 6% 8% 10% 12% 14% AHR Trilogy AHR SHOP AHR RIDEA Healthcare REIT Peers 86.4% 86.8% 84.8% 85.5% 79.9% 81.9% AHR Trilogy AHR SHOP Healthcare REIT Peers OPERATING PORTFOLIO SENIOR HOUSING DEMONSTRATING ROBUST ORGANIC GROWTH Same-Store Occupancy Same-Store Revenue Growth Same-Store NOI Growth Q2 2024 vs. Q2 2023 Q2 2024 vs. Q2 2023 Q2 2024 vs. Q2 2023 OPERATING PORTFOLIO (AHR SHOP/Trilogy; Healthcare REIT Peers SHOP or Senior Housing - Managed)(1) (2) Operating Portfolio (SHOP & ISHC/Trilogy) has shown sector-leading occupancy, occupancy gains and NOI growth. +297 bps +694 bps 1. Source: company websites, public filings and supplemental information. Healthcare REIT Peers includes WELL, VTR, and SBRA, which are the only listed Healthcare REITs with Same-Store disclosure for RIDEA SHOP or Senior Housing-Managed. Healthcare REIT Peers Average is straight average of growth from selected peers. 2. Same-Store Occupancy, Same-Store Revenue Growth and Same-Store NOI Growth based off three months ended June 30, 2024 compared to the same period in 2023. Same-store is based on most recent Q2 2024 reporting as disclosed on company websites or financial disclosures. 3. AHR RIDEA consists of ISHC/Trilogy and SHOP combined. See Appendix for non-GAAP reconciliation. +97 bps (3) 26 (3)

OUTPATIENT MEDICAL

Christus Good Shepherd Health System 7.7% A+ Mercy Health 4.6% A+ Prime Healthcare 4.2% B- Montefiore Medical Center 2.5% BBB- Atrius Health, Inc. 2.2% BBB Total 21.2% Texas 13 Georgia 10 Colorado 5 Illinois 5 Alabama 4 Total 37 4.4M GLA 83 Properties 88.5% Same-Store Occupancy ~76% On-Campus, Adjacent or Affiliated 25.2% of AHR Total Pro-Rata Cash NOI 5.1 Years WALT(1) 1. WALT based on square feet as of June 30, 2024. 2. Source: S&P Global Ratings. TOP OM TENANTS % Credit Rating(2) Buildings $30.15 Same Store Revenue Per Square Foot TOP OM MARKETSLEASING ACTIVITY HAS SLOWED AFTER A BLISTERING PACE IN 2023 BUT IS IN-LINE WITH LEASING DONE IN PRIOR YEARS DESPITE RECENT OM DISPOSITIONS ~90% Multi-Tenant SQ . F T. (0 00 ’s ) TOP TENANTS BY PRACTICE / TYPE AS % OF ANNUAL IN-PLACE RENTS Multi-Specialty 27.2% Dentistry 3.7% Ambulatory Surgery Center 7.2% Cardiology 3.1% Admin / Support 5.5% Family Medicine 3.0% Orthopedics 5.0% Pediatrics 2.6% Imaging 4.0% Physical Therapy & Rehab 2.4% OUTPATIENT MEDICAL (as of 6/30/2024) 28 0 100 200 300 400 500 600 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 Renewals New leases

CAPITAL ALLOCATION

CAPITAL ALLOCATION – STRATEGIC SOURCES AND USES

PROVEN AND MEASURED CAPITAL ALLOCATION EXPERIENCE TO NAVIGATE AND IDENTIFY THE BEST RISK-ADJUSTED RETURNS


Disciplined Sourcing through Opportunistic Dispositions and Capital Markets
Strong Capital Allocation Acumen across Healthcare Real Estate Sectors

RECENT CAPITAL SOURCES

- **~$116.8 million of dispositions over the last year** at a mid-5% wtd. avg. cap rate[1]
- Growing cash flow from property operations
- $772.8 million Public Offering in Feb. 2024

RECENT CAPITAL USES

- Acquisition of accretive SHOP portfolios in Texas and Oregon with stabilized yield expectations of ~9%[2]
- ~$721 million of debt paydowns carrying a 7.5% interest rate leading to expense savings and flexibility
- ISHC/Trilogy lease buyouts with an average retired rent obligation of ~9.1% annually based on purchase price

American Healthcare REIT

1. Weighted average ("wtd. avg.") cap rate calculated as trailing 12-month cash NOI divided by sales price.
2. No assurances can be given as to when, or if, we will be able to attain such yield upon stabilization.

30

EXTERNAL GROWTH | TRILOGY PURCHASE OPTION[(1)]

AHR has a purchase option on its joint venture partner's equity interest in Trilogy REIT Holdings with valuable flexibility on timing and consideration through September 2025

- Gain 100% ownership of high-performance asset
- Defined path for compelling external growth
- Highly-flexible timing
- Option to use attractive convertible preferred

Purchase Option Description		• Option to **acquire 24%** minority joint venture partner's membership interest (equity & net debt) in Trilogy REIT Holdings. If exercised, AHR's indirect ownership of Trilogy would **increase to 100%**. • Option is **exercisable until September 30, 2025** (assuming all extension options are exercised). • Purchase price is $247 million if transaction closed on or before December 31, 2024 and $260 million thereafter. • Purchase **price is a fixed dollar amount** based on the time of exercise and does not increase despite recognized growth to date in Trilogy's NOI.
Payment Optionality	**Cash**	• $247 million if an **all-cash** purchase consummated on or before December 31, 2024 and would further increase to $260 million if consummated on or after January 1, 2025.
	Cash + Perpetual Convertible Preferred Shares	• **Cash:** Minimum cash consideration: $24.7 million if AHR consummates the purchase on or before December 31, 2024 or $26.0 million on or after January 1, 2025. • **Convertible Preferred Shares:** If minimum cash consideration chosen, the remaining portion of the purchase price would be funded by issuing shares of Convertible Preferred Stock. • **Preferred Maturity Date**: None. Perpetual, no maturity or sinking fund. • **Preferred Return**: Cumulative cash dividend with an initial annual rate of 4.75% (on $25/preferred share liquidation preference), with annual 0.75% bumps every July with a 7.5% dividend cap, assuming certain conditions are met • **Preferred Shares are Redeemable** at any time at AHR's option. The redemption price will vary based on the date of redemption which will be 95% of par value if redeemed before December 31, 2024, 100% of par value from January 1, 2025 until December 31, 2025 and 105% of par value thereafter. • **Preferred Shares are convertible** into common stock after September 30, 2026 at a fixed conversion value of $15.00/common share.

American Healthcare REIT

1. No assurance can be given as to when, or if, we will exercise this option, or, if we do exercise this option, that we will consummate the purchase on the terms we expect or at all or that we will achieve the anticipated benefit from acquiring the remaining 24.0% minority membership interest held by the Company's joint venture partner in Trilogy REIT Holdings.

31

TRILOGY HAS ROBUST DEVELOPMENT CAPABILITIES +37.6% INCREASE IN BEDS/UNITS SINCE 2015 1. The decrease in SNF bed count in 2022 is a result of two property sales. • Trilogy has added 29 new campuses since AHR acquired it in 2015 • Demonstrated ability to develop multiple new facilities each year • Historic stabilized yields achieved have been highly- attractive • Multiple avenues for expansion allows dynamic decisions making around capital allocation: • New campuses • Addition of AL/MC/SNF wings to existing campuses • Addition of IL villas to existing campuses IL VILLAS NEW CAMPUSES • 2-unit building/duplex • Each unit has two bedrooms/garage/full kitchen • Residents benefit from amenities of main campus (meal plans, access to care/rehab, activities, etc.) • Typically ~120 units • Prototype optimized over nearly three decades to maximize cost and operational efficiency • Proven lease-up strategy with dedicated team for new campus openings • Three currently under construction DEVELOPMENT POTENTIAL THROUGH TRILOGY 32 (400) (200) 0 200 400 600 800 1,000 1,200 2016 2017 2018 2019 2020 2021 2022 2023 2024 B ed s / U ni ts A dd ed (1) Independent Living Assisted Living/Memory Care SNF

SIGNIFICANT INVESTMENTS & OPPORTUNITIES

EQUITIZED MEZZANINE DEBT IN OREGON PORTFOLIO (2024)



- Portfolio acquired on February 1, 2024, through deed-in-lieu/loan assumption of $94.5M / $110,000 per unit
- 856 beds on 14 properties
- Existing debt carries 4.54% interest rate and January 2028 maturity
- RIDEA structure with Compass Senior Living installed as new operator; heavily incentivized management contract to align AHR interests
- We expect further opportunities like this to present themselves as private investors and operators navigate a challenging financing environment

TRILOGY EXTERNAL GROWTH OPPORTUNITIES & INVESTMENTS



- Trilogy minority interest purchase option exercisable until September 2025
- During Q2 2024, purchased three existing lease purchase options for ~$45.8 million carrying a lease rate[1] of ~9.1%
- Trilogy villa developments, duplexes with targeted yields on cost in the high-single digit / low-double digits
- New campus development with targeted low-double digit yields. Typical construction timeline of 24 months and a typical stabilization period of 26 months

1. Lease rate is calculated as in-place facility rent annualized divided by price.

American Healthcare REIT

33

34 PARTNERED WITH EXISTING OPERATOR TO ACQUIRE DISTRESSED PORTFOLIO SSMG SNAPSHOT • Headquarters: Atlanta, Georgia • 19 properties/1,596 units managed for AHR • 37 total facilities operated • In December 2022, took ownership of a distressed portfolio of seven senior housing assets located in Texas • Immediately replaced operator and installed proven operating partner with regional focus • Worked with new operator on strategic plan to rebuild occupancy and grow revenue • Immediate and sustained improvement in fundamentals – over 800 bps increase in occupancy since acquisition (79.7% to 88.6%) through the end of the third quarter in 2023. $2.22 $2.21 $2.29 $2.27 $2.32 $2.32 78.0% 80.0% 82.0% 84.0% 86.0% 88.0% 90.0% $2.05 $2.10 $2.15 $2.20 $2.25 $2.30 $2.35 M ill io ns Revenue (left-hand side) Occupancy (right-hand side) TEXAS 7 PORTFOLIO OCCUPANCY AND REVENUE GREW RAPIDLY EXTERNAL GROWTH | CASE STUDY

CAPITAL MARKETS & BALANCE SHEET

$0 $100 $200 $300 $400 $500 $600 Fixed Rate Floating Rate 4.92% WEIGHTED AVERAGE INTEREST RATE KEY DEBT METRICS (1) 1. Total AHR debt, debt maturity schedule and debt metrics are shown Pro-Rata. 2. Reflects $750 million of in-place interest rate swaps. 3. Mortgage loans insured with HUD and shown as consolidated amount. 4. Based on fixed rate HUD debt in-place as of June 30, 2024, does not include bridge-to-HUD debt. DEBT MATURITY SCHEDULE (2) M IL L IO N S 36 $1.80B TOTAL DEBT 9.5 YEARS WEIGHTED AVERAGE TERM • Improved Net-Debt-to-Annualized Adjusted EBITDA to 5.9x as of June 30, 2024. • Paid down ~$721 million of high-interest near-term maturing debt in Q1 2024. • Amended existing credit facility in February 2024, increasing its capacity by $100 million to $1.15 billion and extending the revolving portion of the facility to February 14, 2028 with an option to extend for one 12-month period. • Continued deleveraging from embedded NOI growth within portfolio to provide further flexibility and capacity • Target investment grade rating over time RECENT BALANCE SHEET HIGHLIGHTS & GOALS – Trilogy investment utilizes government-supported HUD debt with ~$628.4 million currently in place(3) – Effective fixed interest rate for HUD debt of 3.6%(4) – Weighted avg. term for fixed HUD debt of 28.6 years(4) – Up to 80% loan-to-value BENEFITS OF LONG-TERM HUD DEBT BALANCE SHEET HIGHLIGHTS (as of 6/30/2024) Fixed Rate, 86.0% Floating Rate, 14.0% Unsecured Debt, 37.2% Secured Debt, 62.8%

MANAGEMENT & GOVERNANCE

COHESIVE MANAGEMENT TEAM

EXPERIENCE THROUGH MARKET CYCLES AND WITH LARGEST HEALTHCARE REITS

28 YEARS AVG. EXPERIENCE OF EXECUTIVE TEAM

		Background & Years in Industry	
	**Danny Prosky** *President & Chief Executive Officer*	32	• Former President & COO of Griffin-American Healthcare REIT II, III and IV • 14 years with two publicly-traded REITs: HCP, Inc., nka Healthpeak Properties, Inc. (**NYSE: DOC**) and American Health Properties (Formerly **NYSE: AHE**)
	**Brian Peay** *Chief Financial Officer*	36	• Former CFO of Griffin-American Healthcare REIT III and IV • Publicly-traded REIT CFO of Glenborough Realty Trust (Formerly **NYSE: GLB**)
	**Gabe Willhite** *Chief Operating Officer*	18	• Former EVP, General Counsel of AHR • Former Assistant General Counsel, Transactions of Griffin-American Healthcare REIT III and IV • Former legal counsel for Oaktree Capital subsidiary, Sabal Financial Group LP
	**Stefan Oh** *Chief Investment Officer*	31	• Former EVP, Acquisitions of Griffin-American Healthcare REIT III and IV • 9 years with publicly-traded REIT, HCP, Inc., nka Healthpeak Properties, Inc. (**NYSE: DOC**)
	**Mark E. Foster** *EVP, General Counsel and Corporate Secretary*	25	• Former Partner at Snell & Wilmer LLP • Former VP, General Counsel and Corporate Secretary for Oaktree Capital subsidiary, Sabal Financial Group LP • Former Regional General Counsel with Toll Brothers, Inc. (**NYSE: TOL**)

		Background & Years in Industry	
	**Kenny Lin** *EVP, Deputy Chief Financial Officer and Chief Accounting Officer*	18	• Former EVP, Accounting & Finance of Griffin-American Healthcare REIT III and IV • Former CFO of Mobilitie, LLC, the largest private cellular tower company in the US prior to its sale to SBA Communications Corp (**NASDAQ: SBAC**)
	**Wendie Newman** *EVP, Asset Management (Outpatient Medical)*	31	• Former SVP, Asset Management for wholly owned subsidiary of Ventas, Inc. (**NYSE: VTR**), responsible for OM assets • Former Senior Asset Manager of Nationwide Health Properties (**NYSE: NHP**)
	**Ray Oborn** *EVP, Asset Management (Senior Care)*	29	• Former President of Cherrywood Pointe Investment, LLC • Former EVP of United Properties • Former SVP, Operations for Brookdale (**NYSE: BKD**)
	**Charlynn Diapo** *SVP, Accounting & Finance*	16	• Former auditor with Deloitte & Touche • Former VP and Controller at DEXUS Property Group, a publicly traded Australian REIT • Former REIT Controller at Grubb & Ellis (Formerly **NYSE:GBE**)
	**Cora Lo** *SVP, Associate General Counsel and Assistant Corporate Secretary*	19	• Former Secretary & Asst. General Counsel of Griffin-American Healthcare REIT III and IV • Former Senior Corporate Counsel for Grubb & Ellis Company (Formerly **NYSE:GBE**) • Has served as corporate counsel for seven public reporting REITs

PRIOR AFFILIATIONS

NYSE: DOC	NYSE: VTR	NYSE: BKD	NYSE: GLB	NYSE: OAK
HEALTHPEAK	VENTAS	BROOKDALE	GLENBOROUGH	OAKTREE CAPITAL

American Healthcare REIT

38

EXPERIENCED BOARD OF DIRECTORS WITH STRONG GOVERNANCE

BOARD OF DIRECTORS

Jeff Hanson (Chairman since 2013[(1)])
- Former CEO of prior Griffin-American Healthcare REITs
- Over 27 years real estate experience

Danny Prosky (Director since 2014[(1)])
- Former President & COO of prior Griffin-American Healthcare REITs
- Over 31 years real estate experience

Mathieu Streiff (Director since 2021)
- Former EVP and General Counsel of prior Griffin-American Healthcare REITs
- Over 19 years real estate experience

Scott Estes (Director since 2022)
- Former EVP & CFO of Welltower (**NYSE:** WELL) and 14-year tenure at largest publicly listed healthcare REIT
- Over 29 years real estate experience

Brian Flornes (Director since 2016)
- Former CEO and co-founder of Vintage Senior Living
- Over 31 years of industry experience

Dianne Hurley (Director since 2016)
- Managing Director of asset management recruiting and human capital management consulting at Glocap
- Selected as a 2024 Director to Watch by MLR Media's Directors & Boards

Marvin O'Quinn (Director since 2023)
- Served as President & COO of CommonSpirit Health
- Formerly Senior Executive Vice President, COO of Dignity Health

Valerie Richardson (Director since 2023)
- Currently serves as COO of ICSC
- Currently serving on the board of directors of KIMCO Realty (NYSE: KIM)

Wilbur H. Smith (Director since 2016)
- Currently serving as CEO, president and founder of Greenlaw Partners
- Over 24 years real estate experience

COMMITMENT TO GOVERNANCE

BOARD GOVERNANCE

- NON-STAGGERED BOARD ✓
- MAJORITY INDEPENDENT BOARD ✓
- BOARD INVESTMENT ✓
- MUTA OPT OUT ✓

ANTI-TAKEOVER OPT OUT

- STATE ANTI-TAKEOVER PROVISIONS OPT OUT ✓
- NO SHAREHOLDER RIGHTS PLAN ✓
- NO INSIDER BLOCKING POWER ✓

1. Includes tenure as director of Griffin American Healthcare REIT III (the company that AHR merged with in 2021).

American Healthcare REIT

39

ESG INITIATIVES

ENVIRONMENTAL

- Completed Materiality Assessment with independent ESG consultant in October 2022, setting ESG strategy
- Improved energy, water and waste management policies and practices in the Company's offices and properties
- LEED-certified corporate headquarters
- Energy efficient lighting and other utility usage retrofits implemented at multiple properties
- Reduction in water consumption through smart irrigation controls

SOCIAL

- Proven commitment to a diversified workplace:

~56% WOMEN

~71% UNDERREPRESENTED MINORITIES

- Launched Diversity Equity Inclusion initiative in collaboration with Diversity Inclusion Movement for employees in 2022
- AHR-sponsored community support initiatives
- New hire mentorship programs
- Robust employee benefit programs with 401k matching, FSA, etc.

GOVERNANCE

- Seasoned SEC filer since 2014
- 2/3 of Board made up of independent directors
- More than 50% of independent director compensation in stock
- Opt-out of MUTA provisions that entrench the Board of Directors and/or management team
- Alignment:

2,662,348 **SHARES & OP UNITS** OWNED BY AHR OFFICERS AND DIRECTORS[1]

American Healthcare REIT

1. As of August 23, 2024, as reported in the Company's most recent Definitive Proxy Statement filed with the SEC on August 28, 2024.

40

APPENDIX

ISHC/TRILOGY SEGMENT REPRESENTATIVE PROPERTIES AVERAGE AGE OF CAMPUSES/FACILITIES9.7 YEARS 42

• Adjusted EBITDA: EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items. • Affiliated: An OM (as defined on the next page) that, as of a specified date, has 25.0% or more of its square footage occupied by at least one healthcare system. • AL: Assisted living units. • Annualized Adjusted EBITDA: Current period (shown as quarterly) EBITDA multiplied by 4. • Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third- party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments. • CCRC: A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). • CMS: Centers for Medicare and Medicaid Services. • EBITDA: A non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization. • EBITDAR: Earnings before interest, taxes, depreciation, amortization and facilities rent. We use unaudited, periodic financial information provided solely by tenants to calculate EBITDAR and have not independently verified the information. • EBITDAR Coverage: The ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR Coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. • EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. We use unaudited, periodic financial information provided solely by tenants to calculate EBITDARM and have not independently verified the information. • EBITDARM Coverage: The ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM Coverage is a measure of a property’s ability to generate sufficient cash flows for the operator or borrower to pay rent and meet other obligations, assuming that management fees are not paid. • ESG: Environmental, social, and corporate governance. • FSA: Flexible Spending Account. • GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non- cash adjustments. • GLA: Gross leasable area. • Grant Income: Stimulus funds granted to us through various federal and state government programs, such as the CARES Act, established for eligible healthcare providers to preserve liquidity in response to lost revenues and/or increased healthcare expenses associated with the COVID-19 pandemic; such grants are not loans and, as such, are not required to be repaid, subject to certain conditions. • HUD: U.S. Department of Housing and Urban Development. • IL: Independent living units. • Integrated senior health campuses or ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are predominantly operated utilizing a RIDEA structure. • LEED: Leadership in Energy and Environmental Design. • MC: Memory care units. • MUTA: Maryland Unsolicited Takeovers Act. DEFINED TERMS 43

• NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. • NAV: Net asset value. • Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash pertaining to debt. • NOI: Net operating income; a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense. • Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold. • Normalized FFO attributable to controlling interest or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairment of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis. • NYSE: New York Stock Exchange. • Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share. • OM: Outpatient Medical buildings. • OP unit: Units of limited partnership interest in the Operating Partnership, which are redeemable for cash or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments. • Operating Partnership: American Healthcare REIT Holdings, LP, a Delaware limited partnership, through which we conduct substantially all of our business and of which Continental Merger Sub, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is the sole general partner. • Pro-Rata: As of June 30, 2024, we owned and/or operated our 126 integrated senior health campuses through entities of which we owned 76.0% of the ownership interests and eight other buildings through entities of which we owned 90.0% to 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these DEFINED TERMS 44 entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis. • Quality Mix: Total number of Medicare, Managed Care, Medicare Advantage and private days of revenue divided by the total number of actual patient days or total revenue for all payor types within Skilled Nursing and Senior Housing beds in the ISHC segment. • REIT: Real Estate Investment Trust. • RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms. • RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”. • RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (TRS), which in turn contracts with an eligible independent contractor (EIK) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties. • Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period. • Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments. • SBRA: Sabra Health Care REIT, Inc. • SHOP: Senior housing operating properties. • SNFs: Skilled nursing facilities. • Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. • Stabilize: Means when the occupancy of a property on the last day of four consecutive months is 85.0% or higher. • Total Debt: The principal balances of the Company’s revolving credit facility, term loans and secured indebtedness as reported in the Company’s consolidated financial statements. • Trilogy: Trilogy Investors, LLC; one of our consolidated joint ventures, in which we indirectly owned a 76.0% interest as of June 30, 2024. • Trilogy Management Services: Trilogy Management Services, LLC, an independent third-party operator that qualifies as an eligible independent contractor and manages all of the Company’s integrated senior health campuses. • Triple-net leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property and paying property taxes and other expenses. • VTR: Ventas, Inc. • WALT: Weighted average lease term. • WELL: Welltower, Inc. • Yield or Yield on Cost: Stabilized Annualized EBITDAR divided by development cost. DEFINED TERMS 45

NON-GAAP RECONCILIATIONS

The following is a reconciliation of Net (loss) income to Cash NOI for the quarterly and year-to-date periods shown below:

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	YTD 6/30/23	YTD 6/30/24
Net (loss) income	$ (11,867)	$ (6,446)	$ (30,959)	$ (3,004)	$ 2,926	$ (39,482)	$ (78)
General and administrative	11,774	11,342	11,341	11,828	11,746	24,827	23,574
Business acquisition expenses	888	1,024	3,551	2,782	15	1,220	2,797
Depreciation and amortization	44,701	49,273	43,960	42,767	45,264	89,371	88,031
Interest expense	40,990	42,005	41,185	36,438	30,596	80,001	67,034
(Gain) loss in fair value of derivative financial instruments	(4,993)	(3,402)	9,126	(6,417)	(388)	(4,798)	(6,805)
Loss (gain) on dispositions of real estate investments, net	2,072	(31,981)	(2,695)	(2,263)	2	2,204	(2,261)
Impairment of real estate investments	—	12,510	1,389	—	—	—	—
Impairment of intangible assets and goodwill	—	—	10,520	—	—	—	—
Loss from unconsolidated entities	113	505	794	1,205	1,035	419	2,240
Gain on re-measurement of previously held equity interest	—	—	—	—	—	(726)	—
Foreign currency (gain) loss	(1,068)	1,704	(1,935)	426	(82)	(2,076)	344
Other income, net	(2,589)	(1,755)	(1,649)	(1,863)	(3,106)	(4,197)	(4,969)
Income tax expense (benefit)	348	284	(112)	278	686	491	964
Net operating income	$ 80,369	$ 75,063	$ 84,516	$ 82,177	$ 88,694	$ 147,254	$ 170,871
Grant Income	(6,381)	(1,064)	(30)	—	—	(6,381)	—
Total NOI (excluding Grant Income)	$ 73,988	$ 73,999	$ 84,486	$ 82,177	$ 88,694	$ 140,873	$ 170,871
Straight line rent	(993)	(814)	(584)	(1,132)	(748)	(2,083)	(1,880)
Facility rental expense	9,717	8,889	8,774	8,840	7,888	19,362	16,728
Other non-cash adjustments	718	3,011	(2,397)	391	315	9,332	706
COVID subsidy	—	(28)	—	—	—	(143)	—
Cash NOI attributable to noncontrolling interests [1]	(10,746)	(11,176)	(12,372)	(12,427)	(13,014)	(21,292)	(25,441)
Cash NOI	$ 72,684	$ 73,881	$ 77,907	$ 77,849	$ 83,135	$ 146,049	$ 160,984

1. All quarters based upon ownership percentage as of most recent quarter end.

NOTE: Dollars shown in thousands, except per share amounts within all Non-GAAP Reconciliations.

American Healthcare REIT

46

NON-GAAP RECONCILIATIONS

The following is a reconciliation of NOI (excluding Grant Income) to Cash NOI and Same-Store NOI (relating to Same-Store properties) for the quarterly and year-to-date periods shown below:

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	YTD 6/30/23	YTD 6/30/24
Integrated Senior Health Campuses							
NOI (excluding Grant Income)	$ 34,160	$ 36,728	$ 41,766	$ 41,980	$ 45,308	$ 67,569	$ 87,288
Facility rental expense	9,717	8,889	8,774	8,840	7,888	19,362	16,728
Cash NOI attributable to noncontrolling interest [1]	(10,533)	(10,948)	(12,130)	(12,197)	(12,767)	(20,867)	(24,964)
Cash NOI [2]	$ 33,344	$ 34,669	$ 38,410	$ 38,623	$ 40,429	$ 66,064	$ 79,052
New acquisitions/dispositions/transitions [2]	(4,438)	(4,626)	(5,448)	(4,880)	(4,565)	(9,025)	(9,445)
Other normalizing adjustments [2]	—	—	(1,086)	—	—	—	—
Same-Store NOI [2]	$ 28,906	$ 30,043	$ 31,876	$ 33,743	$ 35,864	$ 57,039	$ 69,607
Outpatient Medical							
NOI	$ 22,713	$ 21,998	$ 23,825	$ 20,978	$ 21,011	$ 45,788	$ 41,989
Straight line rent	(327)	(309)	(291)	(158)	(128)	(720)	(286)
Other non-cash adjustments	378	109	(2,633)	164	82	565	246
Cash NOI	$ 22,764	$ 21,798	$ 20,901	$ 20,984	$ 20,965	$ 45,633	$ 41,949
New acquisitions/dispositions/transitions	(1,794)	(812)	(116)	(75)	(4)	(4,041)	(79)
Non-Core Properties	(787)	(819)	(828)	(834)	(853)	(1,539)	(1,687)
Same-Store NOI	$ 20,183	$ 20,167	$ 19,957	$ 20,075	$ 20,108	$ 40,053	$ 40,183
SHOP							
NOI	$ 3,913	$ 4,875	$ 6,506	$ 6,509	$ 10,141	$ 8,988	$ 16,650
Other non-cash adjustments	35	(1)	11	—	—	(5)	—
COVID subsidies	—	(28)	—	—	—	(143)	—
Cash NOI attributable to noncontrolling interests [1]	(30)	(42)	(56)	(46)	(60)	(60)	(106)
Cash NOI	$ 3,918	$ 4,804	$ 6,461	$ 6,463	$ 10,081	$ 8,780	$ 16,544
New acquisitions/dispositions/transitions	1,480	447	(1,010)	784	(1,891)	2,037	(1,107)
Development conversion	418	381	340	540	510	830	1,050
Other normalizing adjustments	86	—	171	—	100	86	100
Same-Store NOI	$ 5,902	$ 5,632	$ 5,962	$ 7,787	$ 8,800	$ 11,733	$ 16,587

American Healthcare REIT

1. All quarters based upon ownership percentage as of most recent quarter end.
2. Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.

47

NON-GAAP RECONCILIATIONS

The following is a reconciliation of NOI (excluding Grant Income) to Cash NOI and Same-Store NOI (relating to Same-Store properties) for the quarterly and year-to-date periods shown below:

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	YTD 6/30/23	YTD 6/30/24
Triple-Net Leased Properties							
NOI	$ 13,202	$ 10,398	$ 12,389	$ 12,710	$ 12,234	$ 18,528	$ 24,944
Straight line rent	(666)	(505)	(293)	(974)	(620)	(1,363)	(1,594)
Other non-cash adjustments	305	2,903	225	227	233	8,772	460
Cash NOI attributable to noncontrolling interest [1]	(183)	(186)	(186)	(184)	(187)	(365)	(371)
Cash NOI	$ 12,658	$ 12,610	$ 12,135	$ 11,779	$ 11,660	$ 25,572	$ 23,439
Debt security investment	(2,045)	(2,014)	(2,011)	(2,081)	(2,039)	(4,015)	(4,120)
New acquisitions/dispositions/transitions	(1,271)	(1,072)	(545)	—	—	(2,924)	—
Non-Core Properties	(352)	(350)	(359)	(373)	(373)	(704)	(746)
Same-Store NOI	$ 8,990	$ 9,174	$ 9,220	$ 9,325	$ 9,248	$ 17,929	$ 18,573
Total							
NOI (excluding Grant Income)	$ 73,988	$ 73,999	$ 84,486	$ 82,177	$ 88,694	$ 140,873	$ 170,871
Straight line rent	(993)	(814)	(584)	(1,132)	(748)	(2,083)	(1,880)
Facility rental expense	9,717	8,889	8,774	8,840	7,888	19,362	16,728
Other non-cash adjustments	718	3,011	(2,397)	391	315	9,332	706
COVID subsidies	—	(28)	—	—	—	(143)	—
Cash NOI attributable to noncontrolling interests [1]	(10,746)	(11,176)	(12,372)	(12,427)	(13,014)	(21,292)	(25,441)
Cash NOI [2]	$ 72,684	$ 73,881	$ 77,907	$ 77,849	$ 83,135	$ 146,049	$ 160,984
Debt security investment	(2,045)	(2,014)	(2,011)	(2,081)	(2,039)	(4,015)	(4,120)
New acquisitions/dispositions/transitions [2]	(6,023)	(6,063)	(7,119)	(4,171)	(6,460)	(13,953)	(10,631)
Development conversion	418	381	340	540	510	830	1,050
Non-Core Properties	(1,139)	(1,169)	(1,187)	(1,207)	(1,226)	(2,243)	(2,433)
Other normalizing adjustments [2]	86	—	(915)	—	100	86	100
Same-Store NOI [2]	$ 63,981	$ 65,016	$ 67,015	$ 70,930	$ 74,020	$ 126,754	$ 144,950

American Healthcare REIT

1. All quarters based upon ownership percentage as of most recent quarter end.
2. Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.

48

NON-GAAP RECONCILIATIONS

The following is a reconciliation of GAAP revenue to Cash revenue and Same-Store revenue (relating to Same-Store properties) for the quarterly and year-to-date periods shown below:

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	YTD 6/30/23	YTD 6/30/24
Integrated Senior Health Campuses							
GAAP revenue and Grant Income	$ 369,237	$ 373,355	$ 384,993	$ 393,122	$ 393,774	$ 731,007	$ 786,896
Grant Income	(6,381)	(1,064)	(30)	—	—	(6,381)	—
Cash revenue attributable to noncontrolling interest [1]	(87,087)	(89,350)	(92,392)	(94,349)	(94,506)	(173,912)	(188,855)
Cash revenue [2]	$ 275,769	$ 282,941	$ 292,571	$ 298,773	$ 299,268	$ 550,714	$ 598,041
Revenue attributable to non-Same-Store properties [2]	(86,515)	(89,344)	(94,202)	(94,488)	(95,237)	(171,252)	(189,725)
Same-Store revenue [2]	$ 189,254	$ 193,597	$ 198,369	$ 204,285	$ 204,031	$ 379,462	$ 408,316
Outpatient Medical							
GAAP revenue	$ 36,640	$ 35,688	$ 36,257	$ 34,067	$ 33,682	$ 74,123	$ 67,749
Straight line rent	(327)	(309)	(291)	(158)	(128)	(720)	(286)
Other non-cash adjustments	(19)	(216)	(2,995)	(185)	(267)	(138)	(452)
Cash revenue	$ 36,294	$ 35,163	$ 32,971	$ 33,724	$ 33,287	$ 73,265	$ 67,011
Revenue attributable to non-Same-Store properties	(3,182)	(1,542)	(256)	(155)	-	(7,165)	(155)
Revenue attributable to Non-Core Properties	(1,186)	(1,193)	(1,191)	(1,266)	(1,264)	(2,335)	(2,530)
Same-Store revenue	$ 31,926	$ 32,428	$ 31,524	$ 32,303	$ 32,023	$ 63,765	$ 64,326
SHOP							
GAAP revenue	$ 47,766	$ 43,915	$ 48,321	$ 58,996	$ 64,239	$ 94,626	$ 123,235
Cash revenue attributable to noncontrolling interests [1]	(357)	(280)	(271)	(276)	(291)	(736)	(567)
Cash revenue	$ 47,409	$ 43,635	$ 48,050	$ 58,720	$ 63,948	$ 93,890	$ 122,668
Revenue attributable to non-Same-Store properties	(8,342)	(4,531)	(7,692)	(16,053)	(20,409)	(15,955)	(36,462)
Revenue attributable to development conversion	(478)	(199)	(183)	(270)	(415)	(1,069)	(685)
Same-Store revenue	$ 38,589	$ 38,905	$ 40,175	$ 42,397	$ 43,124	$ 76,866	$ 85,521

American Healthcare REIT

1. All quarters based upon ownership percentage as of most recent quarter end.
2. Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.

49

NON-GAAP RECONCILIATIONS

The following is a reconciliation of GAAP revenue to Cash revenue and Same-Store revenue (relating to Same-Store properties) for the quarterly and year-to-date periods shown below :

	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	YTD 6/30/23	YTD 6/30/24
Triple-Net Leased Properties							
GAAP revenue	$ 13,928	$ 11,282	$ 13,010	$ 13,348	$ 12,886	$ 20,041	$ 26,234
Straight line rent	(666)	(505)	(293)	(974)	(620)	(1,363)	(1,594)
Other non-cash adjustments	266	2,893	206	210	212	8,734	422
Cash revenue attributable to noncontrolling interest [1]	(184)	(186)	(186)	(186)	(186)	(366)	(372)
Cash revenue	$ 13,344	$ 13,484	$ 12,737	$ 12,398	$ 12,292	$ 27,046	$ 24,690
Debt security investment	(2,045)	(2,014)	(2,011)	(2,081)	(2,039)	(4,015)	(4,120)
Revenue attributable to non-Same-Store properties	(1,369)	(1,367)	(572)	—	—	(3,174)	—
Revenue attributable to Non-Core Properties	(448)	(432)	(445)	(458)	(463)	(925)	(921)
Same-Store revenue	$ 9,482	$ 9,671	$ 9,709	$ 9,859	$ 9,790	$ 18,932	$ 19,649
Total							
GAAP revenue and Grant Income	$ 467,571	$ 464,240	$ 482,581	$ 499,533	$ 504,581	$ 919,797	$ 1,004,114
Straight line rent	(993)	(814)	(584)	(1,132)	(748)	(2,083)	(1,880)
Other non-cash adjustments	247	2,677	(2,789)	25	(55)	8,596	(30)
Grant Income	(6,381)	(1,064)	(30)	—	—	(6,381)	—
Cash revenue attributable to noncontrolling interests [1]	(87,628)	(89,816)	(92,849)	(94,811)	(94,983)	(175,014)	(189,794)
Cash revenue [2]	$ 372,816	$ 375,223	$ 386,329	$ 403,615	$ 408,795	$ 744,915	$ 812,410
Debt security investment	(2,045)	(2,014)	(2,011)	(2,081)	(2,039)	(4,015)	(4,120)
Revenue attributable to non-Same-Store properties [2]	(99,408)	(96,784)	(102,722)	(110,696)	(115,646)	(197,546)	(226,342)
Revenue attributable to development conversion	(478)	(199)	(183)	(270)	(415)	(1,069)	(685)
Revenue attributable to Non-Core Properties	(1,634)	(1,625)	(1,636)	(1,724)	(1,727)	(3,260)	(3,451)
Same-Store revenue [2]	$ 269,251	$ 274,601	$ 279,777	$ 288,844	$ 288,968	$ 539,025	$ 577,812

American Healthcare REIT

1. All quarters based upon ownership percentage as of most recent quarter end.
2. Prior quarters information has been updated to reflect the increase in ownership to 76.0% in the Company's ISHC segment effective April 2024.

50

NON-GAAP RECONCILIATIONS[1]

The following is a reconciliation of Net income (loss) to FFO and Normalized FFO for the three months and six months ended June 30, 2024 and 2023:

	QTD		YTD	
	Q2 2024	Q2 2023	2024	2023
Net income (loss)	$ 2,926	$ (11,867)	$ (78)	$ (39,482)
Depreciation and amortization related to real estate — consolidated properties	45,226	44,663	87,955	89,295
Depreciation and amortization related to real estate — unconsolidated entities	186	95	372	158
Loss (gain) on dispositions of real estate investments, net — consolidated properties	2	2,072	(2,261)	2,204
Net (income) loss attributable to noncontrolling interests	(947)	(316)	(1,835)	1,427
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Depreciation, amortization, net gain/loss on dispositions and gain on re-measurement - noncontrolling interests	(5,647)	(7,073)	(11,109)	(13,611)
NAREIT FFO attributable to controlling interest	**$ 41,746**	**$ 27,574**	**$ 73,044**	**$ 39,265**
Business acquisition expenses	15	888	2,797	1,220
Amortization of above- and below-market leases	419	455	845	9,130
Amortization of closing costs — debt security investments	80	68	156	133
Change in deferred rent	(556)	(180)	(1,145)	(240)
Non-cash impact of changes to equity instruments	2,765	1,593	4,700	2,665
Capitalized interest	(71)	(54)	(205)	(80)
Loss on debt extinguishments	—	—	1,280	—
Gain in fair value of derivative financial instruments	(388)	(4,993)	(6,805)	(4,798)
Foreign currency (gain) loss	(82)	(1,068)	344	(2,076)
Adjustments for unconsolidated entities	(138)	(179)	(248)	(253)
Adjustments for noncontrolling interests	(50)	43	75	(590)
Normalized FFO (NFFO) attributable to controlling interest	**$ 43,740**	**$ 24,147**	**$ 74,838**	**$ 44,376**
NAREIT FFO per common share attributable to controlling interest - diluted	$ 0.32	$ 0.42	$ 0.62	$ 0.59
NFFO per common share attributable to controlling interest - diluted	$ 0.33	$ 0.37	$ 0.64	$ 0.67
Distributions paid to common stockholders	$ 32,998	$ 16,594	$ 49,594	$ 43,086
Weighted average common shares outstanding — diluted	130,689,889	66,033,345	117,413,643	66,029,779

1. Totals may not add due to rounding.

American Healthcare REIT

51

NON-GAAP RECONCILIATIONS The following is a reconciliation of Net Income to Adjusted EBITDA for the three months ended June 30, 2024: 52 Q2 2024 Net Income $ 2,926 Adjustments: Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments) 30,596 Income tax expense 686 Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities) 45,750 EBITDA $ 79,958 Loss from unconsolidated entities 1,035 Straight line rent and amortization of above/below market leases (329) Non-cash stock-based compensation expense 2,765 Business acquisition expenses 15 Loss on dispositions of real estate investments, net 2 Foreign currency gain (82) Gain in fair value of derivative financial instruments (388) Non-recurring one-time items (489) Adjusted EBITDA $ 82,487

NON-GAAP RECONCILIATIONS (1) The following is a reconciliation of Interest Coverage Ratios and Net Debt for the three months ended June 30, 2024: 53 1. The details of the Adjusted EBITDA calculation can be found on the previous page. 2. Non-cash interest expense includes amortization of loan fees and above- and below-market debt. 3. Interest Coverage ratio calculated as Adjusted EBITDA divided by Total Interest. Fixed Charges Coverage ratio calculated as Adjusted EBITDA divided by Total Fixed Charges. Q2 2024 Interest Coverage Ratios Interest Expense $ 30,596 Capitalized Interest 71 Non-Cash Interest Expense (2) (3,041) Total Interest $ 27,626 Interest Coverage ratio (3) 3.0x Fixed Charges Coverage Ratios Total Interest $ 27,626 Secured Debt Principal Amortization 5,070 Total Fixed Charges $ 32,696 Fixed Charge Coverage Ratio (3) 2.5x Total debt $ 2,037,919 Cash and cash equivalents (52,087) Restricted cash pertaining to debt (44,693) Net debt $ 1,941,139 Net Debt / Annualized Adjusted EBITDA 5.9x